CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated June 26, 2015 relating to the financial statements of AB Corporate Income Shares (formerly known as AllianceBernstein Corporate Income Shares), AB Municipal Income Shares (formerly known as AllianceBernstein Municipal Income Shares), and AB Taxable Multi-Sector Income Shares (formerly known as AllianceBernstein Taxable Multi-Sector Income Shares) for the fiscal year ended April 30, 2015, which are incorporated by reference in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A No. 333-112207) of AB Corporate Shares (formerly known as AllianceBernstein Corporate Shares).

                                                           /s/ ERNST & YOUNG LLP

New York, New York
August 26, 2015